UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 17, 2026
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 17, 2026, Serina Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Greg Bailey, as lead investor, and certain other investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), shares of its common stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) redeemable warrants to purchase shares of Common Stock (the “Redeemable Warrants” and, together with the Common Stock and the Pre-Funded Warrants, the “Securities”). The purchase price for the Securities in the Private Placement is $2.25 per share of Common Stock (or $2.2499 per Pre-Funded Warrant, reflecting a $0.0001 exercise price).

Each Investor will also receive a Redeemable Warrant to purchase a number of shares of Common Stock equal to 50% of the shares purchased (including shares underlying Pre-Funded Warrants), at an exercise price of $5.00 per share, a four-year term, and customary beneficial ownership limitations. The Redeemable Warrants are not exercisable until six months after the date of the Purchase Agreement. The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Redeemable Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

The Company has the right to call the Redeemable Warrants, in whole or in part, for redemption at a price of $0.01 per underlying share of Common Stock on the earlier of (i) 30 days after the dosing of the first patient in Cohort 2 of the Company’s SER-252 Phase 1b single-ascending dose (SAD) clinical study or (ii) September 30, 2026, provided that the closing price of the Common Stock reported equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the business day prior to the date on which the notice of redemption is sent. Holders of Redeemable Warrants will have 30 days to exercise the Redeemable Warrants subject to any such call by the Company.

The Purchase Agreement provides that at the initial closing on or before March 20, 2026, Investors would purchase at least an aggregate of $15.0 million of Securities, with one or more additional closings for aggregate gross proceeds of at least $5.0 million and up to $15.0 million to be funded within 20 days after the initial closing, with the lead investor obligated to backstop such amount, subject to syndication. Any additional amounts may be funded within a subsequent 20-day period.

As of March 20, 2026, Investors funded the full $15.0 million of the first closing.

As a condition to the initial closing, the Company and the holders of its outstanding Senior Unsecured Convertible Promissory Note, dated September 9, 2025, entered into an amendment of such note, effective upon the initial closing, removing any further obligations to borrow or loan funds under the Note.

Notwithstanding anything in the Purchase Agreement to the contrary, the Company will not issue shares of Common Stock to Dr. Bailey in the Private Placement unless and until the Company first obtains stockholder approval in accordance with the rules of the NYSE American. The Company has agreed to seek such stockholder approval at the next annual meeting of its stockholders following the initial closing and, if such approval is not obtained at such annual meeting, the Company shall call subsequent stockholder meetings approximately every ninety (90) days thereafter until such stockholder approval is obtained.

Registration Rights Agreement

In connection with each closing, the Company will enter into a registration rights agreement with the Investors providing for the resale registration of the shares of Common Stock issued or issuable in the Private Placement. The registration rights agreement provides that the Company will file a registration statement covering the resale of all of the registrable securities (as defined in the registration rights agreement) with the Securities and Exchange Commission (the "SEC") no later than the 45th calendar day following the date on which at least $20 million of the Securities have been sold, and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but no later than the 90th date following the filing of the registration statement in the event of a "full review" by the SEC. All fees and expenses incident to the performance of or compliance with the registration rights agreement by the Company will be borne by the Company, whether or not any Securities are sold pursuant to a registration statement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and related transaction documents, forms of which are expected to be filed as exhibits.

Relationships between the Company and Gregory H. Bailey, M.D.

Juvenescence Limited and its affiliates (“Juvenescence”) are the largest holder of the Company’s Common Stock and have appointed Gregory H. Bailey, M.D. as a designee to the Company’s Board of Directors. Additional information about the relationships among the Company, Juvenescence, and Mr. Bailey is provided under Note 5, Related Party Transactions, in the Notes to Condensed Consolidated Interim Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, which description is hereby incorporated by reference.

Because of the relationships among the Company, Juvenescence, and Mr. Bailey, in considering the Purchase Agreement, the Company’s Board of Directors established and delegated to a special committee comprised solely of independent and disinterested directors (the “Special Committee”) the power and authority to evaluate, negotiate and approve, or decline to approve, the Purchase Agreement and the related transactions. On March 13, 2026, the Special Committee approved the execution and delivery by the Company of the Purchase Agreement and the related transaction documents.

The Private Placement is being conducted in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 3.02.    Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this item 3.02.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Purchase Agreement described in Item 1.01 above, effective upon the closing of the initial tranche of the private placement, Mr. Bailey, as a current member of the Company’s Board of Directors (the “Board”), was appointed as Co-Chairman of the Board, to serve alongside the current Executive Chairman, Balkrishan “Simba” Gill.

Pursuant to the Securities Purchase Agreement, the Company has agreed to take all necessary actions to effect such appointment and to amend its bylaws to provide for co-chairmen of the Board, with each co-chairman having the same rights and responsibilities. Mr. Bailey will serve as Co-Chairman until the earliest of (i) his resignation, (ii) his departure from the Board, (iii) his removal for cause by a majority of the Board, or (iv) the Investors ceasing to beneficially own at least a specified percentage of the securities issued in the private placement.

Mr. Bailey’s appointment as Co-Chairman is being made pursuant to the terms of the Purchase Agreement. There are no compensatory arrangements in connection with his service as Co-Chairman other than any standard director compensation arrangements of the Company.

The Purchase Agreement also provides that, upon the earlier to occur of (i) the first closing, provided that at least $5.0 million of such closing is funded by investors other than the lead investor and any other holder of the Company’s outstanding convertible notes, or (ii) the funding of the first $10.0 million of the second closing, the Investors will have the right to designate one additional non-executive director for appointment to Board, subject to such nominee’s satisfactory completion of the Company’s standard background checks and director and officer questionnaires, as well as compliance with applicable legal and stockholder approval requirements, if any.

The Company has agreed to take all actions necessary to effect such appointment, subject to applicable law. This designation right will continue until such time as the Investors beneficially own less than 50% of the Securities issued in the Private Placement, on a fully diluted basis (excluding shares issuable upon exercise of the Redeemable Warrants), subject to adjustment for stock splits, combinations, and similar events.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 5.02 above are incorporated by reference into this item 5.03.

Item 7.01. Regulation FD Disclosure

On March 20, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that, the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Redeemable Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Amendment to Senior Unsecured Convertible Promissory Note
99.1	Press Release, dated March 18, 2026, issued by Serina Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: March 23, 2026	By:	/s/ Steve Ledger
Chief Executive Officer